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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



                        Consent of Independent Auditors



     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997-1998 New Hire Option Plan of OnHealth Network Company of our report dated February 12, 1998, except Note 2 as to which the date is April 13, 1998, with respect to the financial statements and schedule of OnHealth Network Company (formerly IVI Publishing, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


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                               ERNST & YOUNG LLP


Minneapolis, Minnesota
December 30, 1998